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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

                   Pursuant to 13 or 15(d) of
               the Securities Exchange Act of 1934


                        December 9, 1997
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         Date of Report (Date of earlier event reported)


                      EXCO Resources, Inc.
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     (Exact Name of Registrant as specified in its Charter)

        Texas                       0-9204            74-1492779
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(State of Other Jurisdiction     (Commission     (I.R.S. Employer
of Incorporation)                 File Number)    Identification No.)

9400 N. Central Expressway, Suite 1209
      Dallas, Texas                                    75231
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(Address of principal executive offices)             (Zip Code)


                         (214) 368-2084
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      (Registrant's telephone number, including area code)


                         Not Applicable
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 (Former name or former address, if changed since last report)





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ITEM 5.   OTHER INFORMATION

      EXCO Resources, Inc. ("EXCO") has been advised that Mr. Douglas H. Miller, formerly Chairman of the Board of Coda Energy, Inc., has entered into a Stock Option Agreement (the "Stock Option Agreement") with eleven EXCO shareholders to acquire 413,423 shares or approximately 51% of EXCO's issued outstanding common stock, par value $0.01 per share, at a price of $3.00 per share. The shareholders who contemplate selling part or all of their shares include David Fitzgerald, Chairman of the Board of EXCO, and Board Members, Richard D. Collins, William R. Granberry and Glenn L. Seitz and certain of their respective affiliates.

      Mr. Miller's right to exercise the option under the Stock Option Agreement must be exercised by 5:00 p.m. Dallas, Texas time on December 18, 1997. It is the intent of Mr. Miller and the selling stockholders, subject to, among other things, the negotiation, execution and delivery of a mutually acceptable Purchase and Sale Agreement, to complete the transaction by December 19, 1997.


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                            SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              EXCO RESOURCES, INC.


Date:  December 9, 1997       By:  /s/  Glenn L. Seitz
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                                  Glenn L. Seitz
                                  Chief Financial and Accounting
                                  Officer